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                                                                EXHIBIT 99(d)(4)
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Notice of Grant of Stock Options          Hall, Kinion & Associates, Inc.
and Option Agreement                      ID: 77-0337705
                                          2570 North First Street, Suite 400
                                          San Jose, California 95131-1035
                                          Phone: 408-895-5200

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---------------------------------         Option No:___________________________
Employee Name                             Plan:________________________________
                                          ID:__________________________________
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Address

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Effective         , you have been granted [an Incentive] [a Nonqualified] Stock
Option to buy         shares of Hall, Kinion & Associates, Inc. (the Company)
stock at $        per share.

The total option price of the shares granted is $      .

Shares in each period will become fully vested on the date shown.

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  Shares               Vest Type                      Full Vest                      Expiration
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

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


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By your signature and the Company's signature below, you and the company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Hall, Kinion & Associates, Inc.           Date
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Employee Name                             Date